Exhibit 99.2

MasterCard’s Board of Directors Approves $1 Billion

Class A Share Repurchase

Purchase, NY, September 14, 2010 – MasterCard Incorporated (NYSE:MA) today announced that its Board of Directors has approved a share repurchase program for up to $1.0 billion of its Class A common stock in open market transactions. The share repurchase authorization is effective immediately.

“We’re very pleased with the Board’s approval of this new share repurchase program,” said Ajay Banga, MasterCard’s president and chief executive officer. “This stock repurchase program is the result of a periodic review of our capital structure, and is enabled by MasterCard’s strong and consistent cash flow. It is an important way of returning cash to our shareholders while allowing us the flexibility to pursue our business strategy.”

Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about MasterCard’s plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation, statements relating to the manner, timing and amount of purchases by MasterCard pursuant to its share repurchase program dependent upon price and market conditions.

Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the company’s filings with the Securities and Exchange Commission (SEC), including the company’s Annual Report on Form 10-K for the year ended December 31, 2009, the company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been filed with the SEC during 2010, as well as reasons including difficulties, delays or the inability of the company to achieve its strategic initiatives set forth above. Factors other than those listed above could also cause the company’s results to differ materially from expected results.

About MasterCard Worldwide

MasterCard Worldwide advances global commerce by providing a critical economic link among financial institutions, businesses, cardholders and merchants worldwide. As a franchisor, processor and advisor, MasterCard develops and markets payment solutions,

MasterCard Worldwide Announces Share Repurchase Program – Page 2

processes over 22 billion transactions each year, and provides industry-leading analysis and consulting services to financial-institution customers and merchants. Powered by the MasterCard Worldwide Network and through its family of brands, including MasterCard®, Maestro® and Cirrus®, MasterCard serves consumers and businesses in more than 210 countries and territories. For more information go to www.mastercard.com. Follow us on Twitter: @mastercardnews.

Contacts:

Investor Relations: Barbara Gasper, investor_relations@mastercard.com, 914-249-4565

Media Relations: Chris Monteiro, chris_monteiro@mastercard.com, 914-249-5826